LEASE SUPPLEMENT NO. 4


     LEASE SUPPLEMENT NO. 4, dated as of September 1, 1994, between PORTLAND GENERAL ELECTRIC COMPANY, an Oregon corporation (herein, together with its permitted successors and assigns, "Lessee") and FIRST INTERSTATE BANK OF OREGON, N.A. (formerly known as First National Bank of Oregon), a national banking association, as trustee (herein, together with its permitted successors and assigns, "Lessor") under a Trust Agreement dated as of September 1, 1979, between it and the Owner Participant named therein.

     WHEREAS, Lessee and Lessor have heretofore entered into a Lease Agreement dated as of September 1, 1979, as supplemented by Lease Supplement No. 1 dated November 7, 1979, Lease Supplement No. 2 dated January 23, 1980 and Lease Supplement No. 3 dated January 26, 1993 (herein, as heretofore supplemented in accordance with the provisions thereof, the "Lease"). Capitalized terms not otherwise defined herein have the meanings ascribed to them in the Lease.

     NOW, THEREFORE, in consideration of the premises and other good and sufficient consideration, and pursuant to Section 29(b) of the Lease, Lessor and Lessee hereby agree as follows:

     1. The last paragraph of Section 9(a) of the Lease is amended to read in its entirety as follows:

          "All the foregoing insurance policies shall be subject to such deductible amounts and retentions as are usual and customary for companies similarly situated; provided, however, that such deductible amounts and retentions shall not exceed the following amounts specified with respect to such policies:

          (1) Fire and Extended Coverage..........................  $ 2,000,000;
          (2) Public Liability ...................................  $ 5,000,000;
          (3) Workers' Compensation Insurance.....................  $ 2,000,000;

     provided further, however, that each such policy shall be in an amount sufficient to prevent Lessor, Lessee or the Indenture Trustee from becoming a coinsurer of any loss under such policy. Lessee agrees that all such insurance may be maintained in effect for the term thereof by Lessor or Indenture Trustee, at Lessee's cost and expense, if Lessee shall fail to do so."

     2. No Default has occurred or is continuing.

     3. This Lease Supplement is supplemental to the Lease. As supplemented and amended by this Lease Supplement, the Lease is in all respects ratified, approved and confirmed, and the Lease and this Lease Supplement shall together constitute one and the same instrument.

     4. This Lease Supplement may be executed in more than one counterpart, each of which shall be deemed original, but all such counterparts shall together constitute but one and the same instrument.

     5. Owner Trustee is entering into this Lease Supplement No. 4 in its fiduciary capacity under the Trust Agreement and shall have no personal liability hereunder except as expressly provided in the Lease or the Trust Agreement.

     IN WITNESS WHEREOF, Lessee and Lessor have caused this Lease Supplement to be to be duly executed by their respective officers thereunto duly authorized.

                                           PORTLAND GENERAL ELECTRIC COMPANY,
                                              as Lessee,


                                           By: /s/
                                              ----------------------------------
                                           Title: Assistant Treasurer



                                           FIRST INTERSTATE BANK OF OREGON, N.A.
                                              as Owner Trustee and Lessor,


                                           By: /s/
                                              ----------------------------------
                                           Title: Trust Officer


                                           By: /s/
                                              ----------------------------------
                                           Title: Vice President

                    ACKNOWLEDGMENTS TO LEASE SUPPLEMENT NO. 4





STATE OF OREGON         )
                        )  ss.:
COUNTY OF MULTNOMAH,    )

     The foregoing instrument was acknowledged before me this 20th day of Sept., 1994, by Steven N. Elliott, an Assistant Treasurer of Portland General Electric Company, an Oregon corporation on behalf of the corporation.


        OFFICIAL SEAL                            /s/ Bonnie D. Rushing
      BONNIE D. RUSHING                         --------------------------------
     NOTARY PUBLIC-OREGON                       Notary Public
    COMMISSION NO. A011356
MY COMMISSION EXPIRES DEC. 10, 1995             (Official Seal)




STATE OF OREGON         )
                        )  ss.:
COUNTY OF MULTNOMAH,    )

     The foregoing instrument was acknowledged before me this 23 day of Sept., 1994 by C.P. Plouf and E. Beeman, a Trust Officer and Assistant Vice President, respectively, of First Interstate Bank of Oregon, N.A., a national banking association, on behalf of the association.

                                           /s/ Dattie I. Endicott
                                           --------------------------------
                                           Notary Public
                                           (Official Seal)
                                                          OFFICIAL SEAL
                                                        BONNIE D. RUSHING
                                                      NOTARY PUBLIC-OREGON
                                                     COMMISSION NO. 868549
                                             MY COMMISSION EXPIRES AUG. 03, 1995

Consented:

FIRST BANK NATIONAL ASSOCIATION
DBA First Trust Oregon, as Indenture Trustee,


By:___________________________
Title:  Trust Officer



WESTERN AMERICAN FINANCIAL, INC.,
    as Owner Participant


By:___________________________
Title:________________________



PRINCIPAL MUTUAL LIFE INSURANCE
COMPANY, as Loan Participant


By:___________________________
Title:________________________
the Principal
        Financial                                         Principal Mutual
        Group                                             Life Insurance Company




October 4, 1994




Mr. Mahendra Shah
Portland General Electric
121 SW Salmon Street, 1WTC-0403
Portland, Oregon  97204

RE  Boardman Coal Handling Equipment Lease


Dear Mr. Shah

Per your request, please find the enclosed signature pages for Lease Supplement No. 4.

Sincerely

/s/ Scott A. Bennett

Scott A. Bennett
Investment Manager
Investment-Securities
(515) 248-3129


SAB:mlw

cc      Sonia Delen
        Bruce Carrick
        Colleen Plouf

Enclosure

Consented:

FIRST BANK NATIONAL ASSOCIATION
DBA First Trust Oregon, as Indenture Trustee,


By:___________________________
Title:  Trust Officer



WESTERN AMERICAN FINANCIAL, INC.,
    as Owner Participant


By:___________________________
Title:________________________



PRINCIPAL MUTUAL LIFE INSURANCE
COMPANY, as Loan Participant


By: /s/ James K. Hovey
   ----------------------------------
Title: Director-Securities Investment
       -------------------------------


By: /s/ Christopher J. Henderson
   ----------------------------------
Title: Counsel
       -------------------------------

BA
Bank of America




October 21, 1994




Mr. Mahendra Shah
Portland General Electric
121 S. W. Slamon STreet, 1WTC-0403
Portland, Oregon  97204

Subject:  Boardman Coal Handling Equipment Lease

Dear Mr. Shah:

Per your request, enclosed is the executed signature page for Lease Supplement No. 4.

Sincerely,

WESTERN AMERICAN FINANCIAL, INC.


/s/ Sonia T. Delen

Sonia T. Delen
Assistant Vice President


cc:     Scott Bennett
        Bruce A. Carrick
        Colleen Plouf

Enclosure

Consented:

FIRST BANK NATIONAL ASSOCIATION
DBA First Trust Oregon, as Indenture Trustee,


By:___________________________
Title:  Trust Officer



WESTERN AMERICAN FINANCIAL, INC.,
    as Owner Participant


By: /s/
   ----------------------------
Title: Assistant Vice President
       ------------------------


By: /s/
   ----------------------------
Title: Assistant Vice President
       ------------------------



PRINCIPAL MUTUAL LIFE INSURANCE
COMPANY, as Loan Participant


By:___________________________
Title:________________________

First Trust Oregon

1000 S.W. Broadway
Suite 1750
Portland, OR 97205


October 17, 1994




Mr. Mahendra Shah
Portland General Electric
121 S.W. Salmon Street, 1WTC-0403
Portland, Oregon  97204

RE  Boardman Coal Handling Equipment Lease

Dear Mr. Shah:

Per your request, please find the enclosed signature page for Lease Supplement No. 4.

Sincerely,

/s/ Bruce A. Carrick

Bruce A. Carrick, CCTS
Trust Officer


cc      Scott A. Bennett
        Coleen Plouf
        Sonia Delen

Enclosure

Consented:

FIRST BANK NATIONAL ASSOCIATION
DBA First Trust Oregon, as Indenture Trustee,


By: /s/
   ---------------------------
Title:  Trust Officer



WESTERN AMERICAN FINANCIAL, INC.,
    as Owner Participant


By:___________________________
Title:________________________



PRINCIPAL MUTUAL LIFE INSURANCE
COMPANY, as Loan Participant


By:___________________________
Title:________________________